Exhibit 99.1
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                        Joint Filer Information


Name:			MacDougald Management, Inc.

Address:		3773 Howard Hughes Parkway, Suite 300 N.
			Las Vegas, NV 89109

Designated Filer:	James E. MacDougald

Issuer & Ticker
Symbol:                 Odyssey Marine Exploration, Inc. (OMEX)

Date of Event
Requiring Statement:	11/18/03